Exhibit 10.4

SECOND LOAN MODIFICATION AND EXTENSION AGREEMENT

THIS SECOND LOAN MODIFICATION AND EXTENSION AGREEMENT (this “Agreement”) is made and entered into effective as of November 15, 2010, by and among CHASE PARK PLAZA HOTEL, LLC, a Delaware limited liability company, having its principal place of business at 15601 Dallas Parkway, Suite 600, Addison, Texas 75001 (“Borrower”), BANK OF AMERICA, N.A., a national banking association, as Administrative Agent (“Administrative Agent”) on behalf of itself and certain other Lenders (herein so called) made a party to the Loan Agreement described below, having an address of 901 Main Street, 20th Floor, Dallas, Texas 75202 Attention: Real Estate Loan Administration, BEHRINGER HARVARD OPPORTUNITY REIT I, INC., a Maryland corporation (“Payment Guarantor”), and KINGSDELL, L.P., a Delaware limited partnership (“Kingsdell Guarantor”), with payment Guarantor, referred to herein as “Guarantor”).

PRELIMINARY STATEMENTS

A.        Reference is hereby made to that certain Construction Loan Agreement dated as of November 15, 2007, executed by and among Borrower, Lenders, and Administrative Agent (as amended, supplemented or modified from time to time, the “Loan Agreement”), which Loan Agreement pertains to a $86,200,000.00 construction loan (the “Loan”) from the Lenders to Borrower to finance, in part, the redevelopment of a hotel currently known as the “The Chase Park Plaza” (the “Improvements”) located on certain real property in St. Louis County, Missouri (the “Land”), as more particularly described on Exhibit A attached hereto.

B.         The Loan is evidenced by one or more Promissory Notes issued by Borrower in accordance with the Loan Agreement and made payable to the Lenders, in the aggregate principal amount of the Loan (such notes, as they may hereafter be renewed, extended, supplemented, increased or modified and in effect from time to time, and all other notes given in substitution therefor in accordance with the Loan Agreement, or in modification, renewal, or extension thereof, in whole or in part, are herein collectively called the “Note”).

C.         In connection with the making of the Loan, Payment Guarantor executed and delivered to Administrative Agent, on behalf of the Lenders, a Guaranty Agreement dated as of November 15, 2007 (the “Behringer Guaranty”), and Kingsdell Guarantor executed, and delivered to Administrative Agent, on behalf of the Lenders, a Completion Guaranty Agreement dated as of November 15, 2007 (the “Kingsdell Guaranty”, together with the Behringer Guaranty, referred to herein as the “Guaranty”).

D.        The Loan is secured, in part, by a Deed of Trust, Security Agreement, Fixture Filing and Financing Statement dated as of November 15, 2007 (as now or hereafter amended, modified, supplemented or restated, the “Deed of Trust”), executed by Borrower for the benefit of Administrative Agent, on behalf of Lenders, recorded in Book 11162007, Page 0328, with the Recorder of Deeds for City of St. Louis.

E.         The Loan Documents were previously amended by the Modification to the Loan Agreement dated December 12, 2007, executed by Borrower, Administrative Agent and Guarantor.

F.         Guarantor, Borrower, Administrative Agent and the Lenders have agreed to modify the Loan Documents (as defined in the Loan Agreement) in certain respects.

AGREEMENTS

NOW THEREFORE, in consideration of the premises and the agreements contained herein, the parties to this Agreement hereby agree as follows:

1.         DEFINITIONS. The Note, the Deed of Trust, and all other documents or instruments executed in connection therewith are hereinafter referred to, collectively, as the “Loan Documents”. Unless the context otherwise requires or unless otherwise expressly defined herein, the terms defined in the Loan Agreement shall have the same meanings whenever used in this Agreement.

2.         EXTENSION OF MATURITY DATE. Hereinafter, the term “Maturity Date” and all other references to the maturity date of the Loan in the Note and the other Loan Documents shall mean February 15, 2011. The unpaid principal balance of the Loan, together with all accrued but unpaid interest thereon, shall be due and payable on the Maturity Date, as extended hereby. Borrower hereby renews, but does not extinguish, the Note and the liens, security interests and assignments created and evidenced by the Deed of Trust and the other Loan Documents, and all of the Loan Documents are hereby renewed and modified by extending the maturity date thereof as set forth above.

3.         INTEREST RATE. Borrower and Lenders have agreed to a change in the interest rate payable on the Loan, and in that regard Sections 1.7 and 1.8 of the Loan Agreement are hereby restated in their entirety to read as follows:

“Section 1.7    Interest Rate.

(a)         BBA LIBOR Daily Floating Rate. The unpaid principal balance of this Note from day to day outstanding which is not past due, shall bear interest at a fluctuating rate of interest per annum (the “Floating Rate”) equal to the lesser of (i) the maximum non-usurious rate of interest allowed by applicable law or (ii) the BBA LIBOR Daily Floating Rate plus four hundred (400) basis points per annum. The “BBA LIBOR Daily Floating Rate” shall mean a fluctuating rate of interest per annum equal to the British Bankers Association LIBOR Rate (“BBA LIBOR”), as published by Reuters (or other commercially available source providing quotations of BBA LIBOR as selected by Lender from time to time) as determined for each Business Day at approximately 11:00 a.m. London time two (2) London Banking Days prior to the date in question, for U.S. Dollar deposits (for delivery on the first day of such interest period) with a one month term, as adjusted from time to time in Administrative Agent’s sole discretion for reserve requirements, deposit insurance assessment rates and other regulatory costs. A “London Banking Day” is a day on which banks in London are open for business and dealing in offshore dollars. Interest shall be computed for the actual number of days which have elapsed, on the basis of a 360-day year.

(b)        Alternative Rate. Administrative Agent may notify Borrower if the BBA LIBOR Daily Floating Rate is not available for any reason, or if Lender determines that no adequate basis exists for determining the BBA LIBOR Daily Floating Rate, or that the Floating Rate will not adequately and fairly reflect the cost to Lenders of funding the Loan, or that any applicable Law or regulation or compliance therewith by Lenders prohibits or restricts or makes impossible the charging of interest based on the BBA LIBOR Daily Floating Rate. If Administrative Agent so notifies Borrower, then interest shall accrue and be payable on the unpaid principal balance of this Note at a fluctuating rate of interest equal to the lesser of (i) the maximum non-usurious rate of interest allowed by applicable law or (ii) the Prime Rate of Administrative Agent plus two hundred-fifty (250) basis points per annum (the “Alternate Floating Rate”), from the date of such notification by Administrative Agent until Administrative Agent notifies Borrower that the circumstances giving rise to such suspension no longer exist, or until the Maturity Date (whether by acceleration, declaration, extension or otherwise), whichever is earlier to occur. The term “Prime Rate” means, on any day, the rate of interest per annum then most recently established by Administrative Agent as its “prime rate.” Any such rate is a general reference rate of interest, may not be related to any other rate, and may not be the lowest or best rate actually charged by Administrative Agent to any customer or a favored rate and may not correspond with future increases or decreases in interest rates charged by other lenders or market rates in general, and Administrative Agent may make various business or other loans at rates of interest having no relationship to such rate. Any change in the Prime Rate shall take effect at the opening of business on the day specified in the public announcement of a change in Administrative Agent’s Prime Rate. If Administrative Agent (including any subsequent holder of the Note) ceases to exist or to establish or publish a prime rate from which the Prime Rate is then determined, the applicable variable rate from which the Prime Rate is determined thereafter shall be instead the prime rate reported in The Wall Street Journal (or the average prime rate if a high and a low prime rate are therein reported), and the Prime Rate shall change without notice with each change in such prime rate as of the date such change is reported.

(c)         Past Due Rate. If any amount payable by Borrower under any Loan Document is not paid when due (without regard to any applicable grace periods), such amount shall thereafter bear interest at the Past Due Rate (as defined below) to the fullest extent permitted by applicable Law. Accrued and unpaid interest on past due amounts (including interest on past due interest) shall be due and payable on demand, at a fluctuating rate per annum (the “Past Due Rate”) equal to the lesser of (i) the maximum non-usurious rate of interest allowed by applicable law or (ii) either the Floating Rate or the Alternate Floating Rate, as applicable, plus four hundred (400) basis points.

Section 1.8      Prepayment. Borrower may prepay the principal balance of this Note, in full at any time or in part from time to time, without fee, premium or penalty, provided that: (a) Administrative Agent shall have actually received from Borrower prior written notice of (i) Borrower’s intent to prepay, (ii) the amount of principal which will be prepaid (the “Prepaid Principal”), and (iii) the date on which the prepayment will be made; (b) each prepayment shall be in the amount of $1,000 or a larger integral multiple of $1,000 (unless the prepayment retires the outstanding balance of the Note in full); and (c) each prepayment shall be in the amount of 100% of the Prepaid Principal, plus accrued unpaid interest thereon to the date of prepayment, plus any other sums which have become due to the Lenders under the Loan Documents on or before the date of prepayment but have not been paid.”

4.         NO DISTRIBUTIONS. Borrower shall not make any Distribution. As used herein, “Distribution” means (i) with respect to any stock of any class issued by any entity or any partnership, joint venture or other beneficial ownership or equity interest of such entity, the retirement, redemption, repurchase, or other acquisition for value of such stock, partnership, joint venture or other equity interest, (ii) the declaration or payment (without duplication) of any dividend or other distribution, whether monetary or in kind, on or with respect to any stock, partnership, joint venture or other equity interest of any entity, and (iii) any other payment or distribution of assets of a similar nature or in respect of an equity investment.

5.         CONDITIONS PRECEDENT. As conditions precedent to the effectiveness of this Agreement, all of the following shall have been satisfied:

(a)        Borrower and Guarantor shall have executed and delivered to Administrative Agent this Agreement.

(b)       Borrower shall cause to be delivered to Administrative Agent at Borrower’s expense an endorsement to the Title Insurance to show that policy coverage has not been modified or terminated solely by virtue of this Agreement.

(c)        Administrative Agent shall have received and approved all resolutions, certificates or other documents as Administrative Agent may request relating to the formation, existence and good standing of Borrower and Guarantor, corporate authority for the execution and validity of this Agreement, and all other documents, instruments and agreements and any other matters relevant hereto or thereto, all in form and substance satisfactory to Administrative Agent.

6.         COSTS, EXPENSES AND FEES. Borrower shall pay upon the closing of this Agreement to Administrative Agent, for the benefit of Lenders, a nonrefundable commitment fee in the amount of $67,789.61. Borrower hereby agrees to pay all reasonable attorneys’ fees and other costs and expenses incurred by Administrative Agent in connection with the preparation, negotiation, execution and/or recordation of this Agreement.

7.         RELEASE OF CLAIMS. In consideration of, among other things, the accommodations which Administrative Agent and the Lenders have agreed to extend for the benefit of Borrower and Guarantor pursuant to this Agreement, each of Borrower and Guarantor hereby forever waives, releases and discharges any and all claims (including, without limitation, cross-claims, counterclaims, rights of setoff and recoupment), causes of action, demands, suits, costs, expenses and damages that they now have or hereafter may have, of whatsoever nature and kind, whether known or unknown, whether now existing or hereafter arising, whether arising at law or in equity (collectively, the “Claims”), against Administrative Agent, Lenders and their subsidiaries, affiliates, successors, assigns, officers, directors, employees, agents, attorneys and other representatives (collectively, the “Released Parties”), based in whole or in part on facts, whether or not known, existing on or prior to the date of this Agreement. The acceptance by Borrower and Guarantor of the accommodations and other consideration provided by

Administrative Agent and the Lenders as set forth in this Agreement, shall constitute a ratification, adoption and confirmation by Borrower and Guarantor of the foregoing general release of all Claims against each Released Party which is based in whole or in part on facts, whether or not now known or unknown, existing on or prior to the date of receipt of any such proceeds or other financial accommodations. Notwithstanding the foregoing or anything else to the contrary set forth in this Agreement, Borrower and Guarantor do not release any claims (the “Retained Claims”) arising from or related to any attempted assignment of the interest of any Lender in the Loan in violation of the Loan Documents. The provisions of this Section 7 shall survive the termination of the Loan Documents.

8.         REPRESENTATIONS. Borrower and Guarantor each hereby severally represents and warrants to Administrative Agent and the Lenders that (a) to the best of such party’s knowledge, the execution and delivery of this Agreement does not contravene, result in a breach of or constitute a default under any deed of trust, loan agreement, indenture or other contract or agreement to which it/he is a party or by which it or any of its properties may be bound; (b) this Agreement constitutes the legal, valid and binding obligation of such party enforceable in accordance with its terms, subject to the limitations of equitable principles and bankruptcy, insolvency, debtor relief or other similar laws affecting generally the enforcement of creditors’ rights; (c) the execution and delivery of, and performance under this Agreement are within such party’s power and authority without the joinder or consent of any other party and has been duly authorized by all requisite action and are not in contravention of law or the provisions of any organizational documents governing such party or of any indenture, agreement or undertaking to which Borrower or Guarantor, as applicable, is a party or by which it is bound; (d) there exists no Default or Potential Default; and (e) as of the date of this Agreement, Borrower and its members are in existence and good standing under the laws of their states of formation. Borrower and Guarantor agree to indemnify and hold Administrative Agent and the Lenders harmless against any loss, claim, damage, liability or expense (including, without limitation, reasonable attorneys’ fees) incurred as a result of any representation or warranty made by Borrower or Guarantor herein proving to be untrue or inaccurate in any material respect.

9.         FLOOD INSURANCE. In addition to the insurance requirements currently in the Loan Documents, if at any time any portion of any structure on the real property described in the Deed of Trust is insurable against casualty by flood and is located in a Special Flood Hazard Area under the Flood Disaster Protection Act of 1973, as amended, Borrower shall obtain and maintain at Borrower’s sole expense, a flood insurance policy on the structure and Borrower owned contents in form and amount acceptable to Administrative Agent but in no amount less than the amount sufficient to meet the requirements of applicable law as such requirements may from time to time be in effect.

10.       RATIFICATION. The parties to this Agreement agree that the terms and provisions of this Agreement shall modify and supersede all inconsistent terms and provisions of the Loan Agreement and the other Loan Documents and, except as expressly modified and superseded by this Agreement, the terms and provisions of the Loan Agreement and the other Loan Documents are ratified and confirmed and shall continue in full force and effect. The liens, security interests, collateral assignments and financing statements in respect of the Loan are hereby ratified and confirmed as valid, subsisting and continuing to secure the Loan Documents. Nothing herein shall in any manner diminish, impair or extinguish the Note or any of the other duties, liabilities and obligations of Borrower under the Loan Documents. Borrower hereby ratifies and acknowledges that the Loan Documents are valid, subsisting and enforceable against Borrower and Borrower agrees and warrants to Administrative Agent and the Lenders that there are no offsets, claims or defenses with respect to any of the duties, liabilities and obligations of Borrower under the Loan Documents.

11.       CONSENT AND RATIFICATION. Guarantor hereby unconditionally and irrevocably acknowledges and agrees that the Guaranty and Guarantor’s obligations, covenants, agreements and duties thereunder remain in full force and effect in accordance with its terms, notwithstanding the modifications effected hereby. Guarantor hereby unconditionally and irrevocably ratifies, reaffirms and confirms the Guaranty and its obligations thereunder.

12.       RELEASE OF USURY CLAIMS. Borrower and Guarantor each hereby releases Administrative Agent and the Lenders and their successors and assigns, from all claims, demands, liabilities, rights of offsets, defenses and causes of action which Borrower and/or Guarantor may be entitled to assert (although no such claims are known to exist) against Administrative Agent and the Lenders in respect of the Loan, the Note and the other Loan Documents for any reason whatsoever, including without limitation, by reason of Administrative Agent and the Lenders’ contracting, charging or receiving for the use, forbearance or detention of money, interest on the Loan prior to the execution of this Agreement in excess of that permitted to be charged to Borrower or Guarantor under applicable law. Notwithstanding the foregoing or anything else to the contrary set forth in this Agreement, Borrower and Guarantor each reserve and retain all Retained Claims.

13.       CONSENT. Guarantor hereby consents to the amendments and modifications to the Loan Documents set forth in this Agreement.

14.       COUNTERPARTS. This Agreement may be executed in any number of counterparts with the same effect as if all parties hereto had signed the same document. All such counterparts shall be construed together and shall constitute one instrument, but in making proof hereof it shall only be necessary to produce one such counterpart.

15.       BINDING EFFECT. The terms and provisions hereof shall be binding upon and inure to the benefit of the parties hereto, their representatives, successors and assigns.

16.       HEADINGS. The Section headings in this Agreement are inserted for convenience of reference only and shall not affect the meaning or interpretation of this Agreement or any provision hereof.

17.       APPLICABLE LAW. This Agreement shall be construed in accordance with the laws of the State of Texas and the laws of the United States applicable to transactions in the State of Texas.

18.       PRIOR UNDERSTANDINGS. This Agreement sets forth the entire understanding of the parties relating to the subject matter hereof, and supersedes all prior understandings and agreements, written or oral.

THE WRITTEN LOAN DOCUMENTS REPRESENT THE FINAL AGREEMENT BETWEEN THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS, OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES.

THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES.

(REMAINDER OF THIS PAGE INTENTIONALLY LEFT BLANK)

IN WITNESS WHEREOF, the parties have caused this Agreement to be executed by their respective officers thereunto duly authorized, as of the date first above written.

ADMINISTRATIVE AGENT:

BANK OF AMERICA, N.A., a national banking association, as Administrative Agent

By:	/s/ [ILLEGIBLE]
Name:	[ILLEGIBLE]
Title:	Senior Vice President

STATE OF TEXAS	§
§
COUNTY OF DALLAS	§

This instrument was acknowledged before me on this 23rd day of November, 2010, by [ILLEGIBLE], SVP of Bank of America, N.A., a national banking association.

/s/ Brenda Cooke
Printed Name of Notary Brenda Cooke
My Commission Expires: August 11, 2012

Signature Page

BORROWER:

CHASE PARK PLAZA HOTEL, LLC, a Delaware limited liability company

By:	Behringer Harvard Opportunity OP I, LP, a Texas limited partnership, its authorized member

	By:	BHO, Inc., a Delaware corporation, its general partner

	By:	/s/ Gerald J. Reihsen, III
	Name:	Gerald J. Reihsen, III
	Title:	Executive Vice President — Corporate Development & Legal and Secretary

STATE OF TEXAS	§
§
COUNTY OF DALLAS	§

This instrument was acknowledged before me on the 24th day of November, 2010, by Gerald J. Reihsen, III, EVP & Secretary of BHO, Inc., a Delaware corporation, general partner of Behringer Harvard Opportunity OP I, LP, a Texas limited partnership, authorized member of Chase Park Plaza Hotel, LLC, a Delaware limited liability company, on behalf of said limited liability company.

/s/ Catherine E. Mea
Printed Name of Notary
My Commission Expires:	7/26/2012

Signature Page

GUARANTOR:

BEHRINGER HARVARD OPPORTUNITY REIT I, INC., a Maryland corporation

By:	/s/ Gerald J. Reihsen, III
Name:	Gerald J. Reihsen, III
Title:	Executive Vice President — Corporate Development & Legal and Assistant Secretary

KINGSDELL L.P., a Delaware limited partnership

By:	IFC, Inc., a Missouri corporation, its general partner

By:
Name:
Title:

STATE OF TEXAS	§
§
COUNTY OF DALLAS	§

This instrument was acknowledged before me on this 24th day of Nov, 2010, by Gerald J. Reihsen, III, Executive Vice President - Corporate Development & Legal and Assistant Secretary of Behringer Harvard Opportunity REIT I, Inc., a Maryland corporation, on behalf of said company corporation.

/s/ Catherine E. Mea
Printed Name of Notary
My Commission Expires:	7/26/2012

Signature Page

GUARANTOR:

BEHRINGER HARVARD OPPORTUNITY REIT I, INC., a Maryland corporation

By:
Name:	Gerald J. Reihsen, III
Title:	Executive Vice President — Corporate Development & Legal and Secretary

KINGSDELL L.P., a Delaware limited partnership

By:	IFC, Inc., a Missouri corporation, its general partner

	By:	/s/ James L. Smith
	Name:	James L. Smith
	Title:	President

STATE OF TEXAS	§
§
COUNTY OF DALLAS	§

This instrument was acknowledged before me on this          day of         , 2010, by Gerald J. Reihsen, III, Executive Vice President - Corporate Development & Legal and Secretary of Behringer Harvard Opportunity REIT I, Inc., a Maryland corporation, on behalf of said company corporation.

Printed Name of Notary
My Commission Expires:

Signature Page

STATE OF TEXAS	§
§
COUNTY OF DALLAS	§

This instrument was acknowledged before me on this 24 day of November 2010, by James L. Smith, President of IFC, Inc., a Missouri corporation, general partner of Kingsdell L.P., a Delaware limited partnership, on behalf of said limited partnership.

/s/ [ILLEGIBLE]
Printed Name of Notary
My Commission Expires:	August 3, 2011

Signature Page

EXHIBIT A

Parcel 1 (Fee Simple):

Units 1, 2, 3, 3A, 4, 5, 6, 7, 9 and 16 of Park Plaza Master Condominium, a Condominium in City Block 3882, according to the plat thereof recorded in Book 12082006 page 0379, including an un-divided interest in the common elements thereto belonging, all according to and more particularly described in the Master Declaration of Condominium Park Plaza Master Condominium dated December 1, 2006 and recorded December 8, 2006 in Book 12082006 page 0378 of the St. Louis City Records.

Parcel 2 (Easement):

Sub-surface easement more particularly described as follows: A portion of the public street rights-of-way known as Kingshighway Boulevard, 100 feet wide, and Maryland Plaza, 80 feet wide, adjacent to Block 3882 of the City of St. Louis, Missouri, lying between horizontal planes at elevation 72.35 and 82.20 above 0.00 on the St. Louis City Datum and bounded by vertical planes described as follows: Commencing at the intersection of the Northern line of Lindell Boulevard, 100 feet wide, with the Eastern line of Kingshighway Boulevard, 100 feet wide; thence along said Eastern line of Kingshighway Boulevard, North 6 degrees 21 minutes 40 seconds West, 233.89 feet to the point of beginning of the herein described tract of land; thence leaving said Eastern street line, and running South 85 degrees 17 minutes 58 seconds West, 17.01 feet to a point; thence along a line parallel with the Eastern line of Kingshighway Boulevard, North 6 degrees 21 minutes 40 seconds West, 202.48 feet to a point; thence North 36 degrees 10 minutes 13 seconds East, 34.20 feet to a point; thence along a line parallel with the Southern line of Maryland Plaza, South 88 degrees 57 minutes 40 seconds East, 107.00 feet to a point; thence North 86 degrees 28 minutes 40 seconds East, 25.15 feet to a point; thence along a line parallel with the Southern line of Maryland Plaza, South 88 degrees 57 minutes 40 seconds East, 61.50 feet to a point; thence South 6 degrees 21 minutes 40 seconds East, 14.12 feet to a point on the Southern line of Maryland Plaza at the Northeast comer of property conveyed to Singleton by Deed recorded in Book 4189 page 404 of the St. Louis City records; thence along the Southern line of Maryland Plaza, North 88 degrees 57 minutes 40 seconds West, 200.00 feet to its intersection with the Eastern line of Kingshighway Boulevard, as aforementioned; thence along said Eastern street line, South 6 degrees 21 minutes 40 seconds East, 216.87 feet to the point of beginning.

Parcel 3 (Fee Simple):

A tract of land in Block 3882 of the City of St. Louis, Missouri, beginning at the intersection of the Northern line of Lindell Boulevard, 100 feet wide, with the Eastern line of Kingshighway, 100 feet wide; thence along said Eastern line of Kingshighway Boulevard, North 6 degrees 21 minutes 40 seconds West, 247.83 feet to a point; thence leaving said street line and running the following; North 85 degrees 17 minutes 58 seconds East, 137.39 feet; South 4 degrees 42 minutes 25 seconds East, 8.16 feet and South 89 degrees 33 minutes 08 seconds East, 61.67 feet to a point; thence North 6 degrees 21 minutes 40 seconds West 1.98 feet to a point; thence South 89 degrees 00 minutes 00 seconds East 46.97 feet to a point; thence North 1 degree 02 minutes 20 seconds East 98.99 feet to a point; thence leaving said point and running along a line parallel with and 94.00 feet perpendicular distant South of the Southern line of Maryland Plaza, South 88 degrees 57 minutes 40 seconds East 252.68 feet to a point, said point being distant North 88 degrees 57 minutes 40 seconds West, 68.24 feet from the Western line of York Avenue, as measured along the last mentioned line and located on the direct Northward prolongation of the Eastern wall of a concrete parking garage; thence leaving said point and running along said prolongation, along the Eastern wall of said parking garage and along its direct Southward prolongation South 1 degree 06 minutes 00 seconds West, 139.23 feet to a point on the Northern line of property conveyed to “220 Television, Inc.”, by deed recorded in Book I54M page 1091 of the St. Louis City Records, said point being distant North 88 degrees 57 minutes 40 seconds West, 88.41 feet from the Western line of York Avenue, as measured along said Northern line; thence leaving the aforementioned point and running along the Northern line of “220 Television, Inc.”, North 88 degrees 57 minutes 40 seconds West, 18.06 feet to the Northwest corner thereof; thence along the Western line of said property, South 1 degree 02 minutes 20 seconds West, 25.63 feet to a point on the Northern wall of a one story, brick and concrete building; thence leaving said Western property line and running along said Northern wall line South 88 degrees 52 minutes 34 seconds East, 6.97 feet to the Northeast corner of said one story building and located on the Western wall of a two story brick and concrete block building; thence along the wall line of said one story building and said two story building, South 1 degree 06 minutes 59 seconds West, 24.32 feet to a point; thence leaving the Eastern wall of said one story building and running along the wall of said two story building the following: South 88 degrees 53 minutes 01 seconds East, 9.04 feet; South 0 degrees 55 minutes 46 seconds West, 50.77 feet; North 88 degrees 53 minutes 07 seconds West, 1.20 feet; South 0 degrees 55 minutes 46 seconds West, 1.36 feet and South 88 degrees 53 minutes 07 seconds East, 1.20 feet to a point; thence leaving said wall line and running South 1 degree 02 minutes 17 seconds West, 111.36 feet to a point on the Northern line of Lindell Boulevard, as aforementioned, said point being distant South 89 degrees 00 minutes 00 seconds East, 5.92 feet from the Southwest corner of property conveyed to “220 Television Inc.”, as measured along the Northern line of Lindell Boulevard; thence leaving said point and running along the Northern line of said Lindell Boulevard North 89 degrees 00 minutes 00 seconds West, 464.53 feet to the point of beginning.

Parcel 4 (Fee Simple):

A tract of land being part of Block 3882 of the City of St. Louis, Missouri, and described as follows: Commencing at the intersection of the Eastern line of Kingshighway Boulevard, 100 feet wide, with the Southern line of Maryland Plaza, 80 feet wide; thence along said Southern line of Maryland Plaza, South 88 degrees 57 minutes 40 seconds East, 200.00 feet to a point, said point being the Northeast corner of property conveyed to Singleton by deed recorded in Book 4189 page 404 of the St. Louis City records; thence leaving said street line and running along a line parallel with the Eastern line of Kingshighway Boulevard and being the Eastern line of said Singleton property South 6 degrees 21 minutes 40 seconds East, 94.79 feet to a point of beginning of the herein described tract of land; thence leaving said point and running along a line parallel with and 94.00 feet perpendicular distance South of the Southern line of Maryland Plaza, South 88 degrees 57 minutes 40 seconds East, 59.83 feet to a point; thence leaving said point and running South 1 degrees 02 minutes 20 seconds West, 98.99 feet to a point; thence leaving said point and running along a line parallel with the Northern line of Lindell Boulevard, 100 feet wide, North 89 degrees 00 minutes 00 seconds West, 46.97 feet to a point on the Eastern line of Singleton as aforementioned; thence along said Eastern line of North 6 degrees 21 minutes 40 seconds West, 99.85 feel to the point of beginning.

Parcel 5 (Easement):

Easement for the benefit of Parcels No. 1, 3 and 4 herein described for the purpose of vehicular and pedestrian access, ingress and egress, according to Easement Agreement and Parking Space Lease dated July 31, 1998, by and between W.S. Stallings Corporation, and Kingsdell L.P., recorded October 22, 1998 in Book 1444M page 1253 over the area described therein as follows:

A tract of land in Block 3882 of the City of St. Louis, Missouri, and described as follows: Beginning at a point in the South line of Maryland Avenue distant 200 feet 0 inches East of the intersection of said South line with the East line of Kingshighway Boulevard; thence Southwardly parallel with Kingshighway Boulevard and along the East line of property conveyed to Marvin E. Singleton by deed recorded in Book 4189 page 404, 94 feet 9-1/2 inches to a point distant 94 feet 0 inches South of the South line of Maryland Avenue; thence Eastwardly parallel with Maryland Avenue and along the North line of property conveyed to Harvey Imbolden by deed recorded in Book 6227 page 294, 62 feet 0-3/8 inches to a point; thence Northwardly perpendicular with Maryland Avenue, 39 feet 0 inches to a point; thence Westwardly parallel with Maryland Avenue, 25 feet 6 inches to a point; thence Northwardly perpendicular with Maryland Avenue, 55 feet 0 inches to a point in the South line of Maryland Avenue, 48 feet 9 inches to the point of beginning.

Parcel 6 (Easement):

Easements for the benefits of Parcels No. 1, 3 and 4 herein described, for the purpose of construction, use, maintenance, repair and reconstruction of driveways and ingress and egress created by instrument designated “Driveway Easement Agreement”, dated May 18, 1981 and recorded in Book 271M page 64 on May 21, 1981 over the following described property:

Easement “A”:

A tract of land being part of Block 3882 of the City of St. Louis, Missouri, and described as follows: Beginning at a point on the Western line of York Avenue, 40 feet wide, at the Northeast corner of property conveyed to “220 Television Inc.”, by deed recorded in Book 154M page 1091 of the St. Louis City records, said point being distant North 7 degrees 08 minutes 40 seconds West, 215.57 feet from the Northern line of Lindell Boulevard, 100 feet wide, as measured along the Western line of York Avenue; thence leaving said Western street line and running along the Northern line of “220 Television Inc.”, North 88 degrees 57 minutes 40 seconds West, 88.41 feet to a point, said point being on the direct Southward prolongation of the

Eastern wall of a Concrete Parking Garage; thence leaving said point and running along said prolongation, North I degree 06 minutes 00 seconds East, 20.00 feet to a point; thence leaving said point and running South 88 degrees 57 minutes 40 seconds East, 85.51 feet to a point on the Western line of York Avenue, as aforementioned; thence along said Western street line South 7 degrees 08 minutes 40 seconds East, 20.21 feet to the point of beginning.

Easement “B”:

A tract of land being part of Block 3882 of the City of St. Louis, Missouri, and described as follows: Commencing at a point on the Western line of York Avenue, 40 feet wide, at the Southeast corner of property conveyed to H & M Koplar by deed recorded in Book 207M page 206 of the St. Louis City records, said point being distant South 7 degrees 08 minutes 40 seconds East, 94.97 feet from the Southern line of Maryland Plaza, 80 feet wide, as measured along the Western line of York Avenue; thence along said Western street line South 7 degrees 08 minutes 40 seconds East, 19.00 feet to the point of beginning of the herein described tract of land; thence continuing along said street line South 7 degrees 08 minutes 40 seconds East, 34.00 feet to a point; thence leaving said Western street line and running North 75 degrees 38 minutes 39 seconds West, 8.51 feet and North 84 degrees 43 minutes 40 seconds West 67.74 feet to a point on the Eastern wall of a concrete parking garage; thence along said Eastern wall North 1 degree 06 minutes 00 seconds East, 20.50 feet to a point; thence leaving said point and running North 89 degrees 06 minutes 58 seconds East, 59.61 feet and North 70 degrees 50 minutes 17 seconds East, 12.14 feet to the point of beginning.

Parcel 7 (Easement):

Easement for the benefit of Parcels No. 1, 3 and 4 herein described, for the purpose of construction use, storage, maintenance, demolition, repair and reconstruction of a basement, including access thereto, created by instrument designated “Basement Easement Agreement”, dated May 18, 1981 and recorded in Book 271M page 84 on May 21, 1981 over the following described property:

A tract of land being part of Block 3882 of the City of St. Louis, Missouri, and described as follows: Commencing at a point on the Northern line of Lindell Boulevard, 100 feet wide, at the Southwest corner of property conveyed to “220 Television Inc.”, by deed recorded in Book 154M page 1091 of the St. Louis City records; thence along the Northern line of Lindell Boulevard South 89 degrees 00 minutes 00 seconds East, 5.92 feet to a point; thence leaving said street line and running North 1 degrees 02 minutes 17 seconds East, 24.71 feet to the point of beginning of the herein described tract of land; thence continuing along the last mentioned line, North 1 degrees 02 minutes 17 seconds East, 86.65 feet to its intersection with the Southern wall of a two story brick and concrete block building; thence along the wall of said building the following bearing and distances: North 88 degrees 53 minutes 07 seconds West, 1.20 feet; North 0 degrees 55 minutes 46 seconds East, 1.36 feet; South 88 degrees 53 minutes 07 seconds East, 1.20 feet; North 0 degrees 55 minutes 46 seconds East, 50.77 feet and North 88 degrees 53 minutes 01 seconds West, 9.04 feet to its intersection with the Eastern wall of a one story brick and concrete block building; thence along the wall line of said one story and said two story buildings North 1 degree 06 minutes 59 seconds East, 24.32 feet to the Northeast corner of said one story building; thence leaving said point and running the following bearings and distances; South 88 degrees 52 minutes 34 seconds East, 8.51 feet; South 1 degree 06 minutes 59 seconds West, 12.67 feet; South 88 degrees 53 minutes 01 seconds East, 8.93 feet and South 1 degree 12 minutes 50 seconds West, 57.77 feet to the Northwest corner of an eight story brick building; thence along the Western wall of said building and the following bearings and distances: South 1 degree 23 minutes 44 seconds East, 78.19 feet; South 88 degrees 36 minutes 16 seconds West, 0.27 feet and South 1 degree 23 minutes 44 seconds East, 14.46 feet to the Southwest corner thereof; thence leaving said point and running North 89 degrees 17 minutes 57 seconds West, 11.81 feet to the point of beginning.

Parcel 8 (Easement):

Easements for ingress, egress, and placement of mechanical systems and storage units created by the Reciprocal Easement Agreement executed by and between Chase Park Plaza Hotel, LLC and The Private Residences, LLC dated December 1, 2006 and recorded December 8, 2006 in Book 12082006 page 0382 and rerecorded December 13, 2006 in Book 12132006, Page 0266.